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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions, "Summary Consolidated Financial Data," "Selected Consolidated Financial Data," "Change in Auditor" and "Experts" and to the use of our reports dated March 28, 1997, (except for Note 2, as to which the date is December 17, 1997), with respect to the consolidated financial statements and schedule of Krause's Furniture, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Krause's Furniture, Inc. for the registration of 4,000,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
December 22, 1997